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                                                                   EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders
Tesoro Petroleum Corporation

We consent to the incorporation by reference in Registration Statements No. 333-25379 and No. 333-51789 of Tesoro Petroleum Corporation on Form S-8 and Form S-3, respectively, of our report dated January 29, 1999 (March 25, 1999 as to Note M), appearing in this Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

San Antonio, Texas
March 30, 1999